ASSET ALLOCATION

Name of the Underwriters

Goldman Sachs & Co.
Morgan Stanley Dean Witter
Merrill Lynch & Co.

Name of Issuer

Delphi Auto Systems Corp.

Title of Security

Delphi Automotive Systems

Date of First Offering

2/2/99

Amount of Total Offering

100 million Shares

Unit Price

17.00

Underwriting Spread or Commission

0.7888

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA

Subordination Features

N/A


Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

None

Total Par Value of Bonds Purchased

NA

Dollar Amount of Purchases

1,577,600

Number of Shares Purchased

92,800

Years of Continuous Operation

Greater than three years

% of offering Purchased by Fund

0.0928%

% of offering Purchased by
Associated Funds

0.00%

% of Funds Total Assets Applied to Purchase

0.0320702%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Edward D. Jones, Paine Webber, Inc.


Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

no


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a)The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes

b)The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

Yes

c)The underwriting was a firm commitment underwriting?

Yes


COMPARABLE SECURITIES

Name of Underwriters

Legg Mason Wood Walker Inc.

Name of Issuer

Metrocorp Bancshares, Inc.


Title of Security

Metrocorp Bancshares, Inc.

Date of First Offering

12/16/98

Amount of Total Offering

1.35 million shares

Unit Price

11.00

Underwriting Spread or Commission

0.77

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA

Subordination Features

N/A



Name of Underwriters

BT Alex Brown Inc.
Habreecht & Quist

Name of Issuer

Exchange Applications Inc.


Title of Security

Exchange Applications Inc.

Date of First Offering

12/8/98

Amount of Total Offering

450,000 Shares

Unit Price

11.00

Underwriting Spread or Commission

0.77

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA


Subordination Features

N/A


Name of Underwriters

Goldman Sachs & Co.
Morgan Stanley Dean Witter


Name of Issuer

E-Tek Dynamics

Title of Security

E-Tek Dynamics

Date of First Offering

12/1/98

Amount of Total Offering

5,000,000 Shares

Unit Price

12.00

Underwriting Spread or Commission

0.84

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA

Subordination Features

N/A